                                                                  Exhibit 10.170


                          FIRST AMENDMENT TO CONTRIBUTION
                               AND EXCHANGE AGREEMENT



     This FIRST AMENDMENT TO CONTRIBUTION AND EXCHANGE AGREEMENT (the "FIRST AMENDMENT") is made this 8th day of June, 1998, by and between Pacifica Holding Company, a Colorado corporation ("PACIFICA") and Apollo Real Estate Investment Fund II, L.P., a Delaware limited partnership ("APOLLO RE II"; together with Pacifica, the "CONTRIBUTORS," and each individually the "CONTRIBUTOR"), Pacifica Holding Company, LLC, a Colorado limited liability corporation, Mack-Cali Realty, L.P., a Delaware limited partnership ("MCRLP") and Mack-Cali Realty Corporation, a Maryland corporation ("MACK-CALI").

                                      RECITALS

A. The parties desire to amend the Contribution and Exchange Agreement dated March 25, 1998 (as amended hereby, the "AGREEMENT") to provide for, among other things, the fact that the Property known as "Pacifica Tech at Briargate" ("BRIARGATE") does not have an occupancy level sufficient for its value to exceed the construction loan thereon.

B. The parties further desire to equitably adjust the consideration paid, following completion of all transactions to effect proper apportionment of value to all of the Earnout Properties.

C. The parties have determined that the transactions contemplated hereby are in their respective best interests.

     NOW THEREFORE, in consideration of $10.00, the mutual promises hereinafter set forth and other good and valuable consideration, the mutual receipt and legal sufficiency which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows. Capitalized terms not defined herein shall have the meaning set forth in the Agreement.

1. BRIARGATE. Prior to Closing, Briargate shall be conveyed to Apollo/Pacifica Tech at Briargate, LLC, a Delaware limited liability company ("TECH LLC"), which is solely owned by the Contributors. Following such conveyance and closing of all Properties other than Briargate, as used in the Agreement, the term "CLOSING" and "CLOSING DATE," solely with respect to Briargate, shall be deemed to apply to the date and time when the Contributors assign to MCRLP all of their interests in Tech LLC. The Closing Date for all of the Earnout Properties except Briargate shall occur simultaneous with the date of this First Amendment. The NOI for Briargate shall not be included in the calculation of the Earnout Consideration paid on the Closing Date for all of the Earnout Properties except Briargate. The Closing of Briargate shall occur on a date five business days following delivery of written notice from Contributors to MCRLP of the date on which the occupancy level of Briargate is 55% and all other conditions of the Agreement relating to leasing requirements necessary to attain a valid occupancy level, including, without limitation, the obligation to deliver tenant estoppel certificates, have been satisfied by Contributors.


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1.             PAYMENT OF EARNOUT CONSIDERATION AND EARNOUT ADDITIONAL
CONSIDERATION - BOMBARDIER REPAYMENT OBLIGATION. Due to the fact that Earnout Consideration and Earnout Additional Consideration is calculated on the basis of the average total occupancy of the Earnout Properties, and thus more consideration will be paid for certain Properties than others, because the occupancy level may be higher at the time Earnout Additional Consideration is paid or because certain Properties' rental rates are higher or lower than others, the parties agree to the following: upon the earlier of (i) expiration of the Earnout Period, (ii) the date when the average occupancy level of the Earnout Properties equals 95%, (iii) the payment by MCRLP of total Earnout Consideration and Earnout Additional Consideration equal to $57,000,000.00, or
(iv) the funding by MCRLP of 95% of the projected aggregate value for the Earnout Properties following initial lease-up, the parties shall adjust the Earnout Consideration and the Earnout Additional Consideration in order to reconcile all Earnout Consideration and Earnout Additional Consideration paid so that the total consideration for each of the Earnout Properties is based on the NOI for each Earnout Property at a 95% occupancy level (the "ADJUSTMENT"), subject to other prorations, credits and charges set forth in the Agreement. In addition to the other requirements set forth in the Agreement, no Earnout Additional Consideration shall be paid to Contributors until (A) as to the tenants listed on Exhibit A, estoppels are delivered to MCRLP showing that, (i) all tenant improvements that Apollo is obligated to complete (including any punch list items in excess of $1,000 in the aggregate) have been completed and all contributions by Apollo with respect to tenant improvements have been paid as required under the applicable lease, (ii) all rent is being paid on a current basis, and (iii) no rent has been paid more than one month in advance (hereinafter an "EARNOUT ESTOPPEL"), and (B) as to any future tenant for whom Earnout Additional Consideration is requested, estoppels are delivered to MCRLP substantially in the form attached to the Agreement as Exhibit 9.1.

     If Bombardier, Inc. defaults under its lease beyond any applicable grace or cure period or terminates its lease due to a default by Contributors of their obligation to complete tenant improvements in accordance with the Bombardier, Inc. lease, then the Contributors shall repay to MCRLP any Earnout Consideration paid for the Bombardier, Inc. lease (the "REPAYMENT OBLIGATION"); provided, however, that the Repayment Obligation shall automatically terminate and expire if, prior to the date on which the Repayment Obligation would have otherwise arisen, either: (i) Bombardier, Inc. has delivered to MCRLP an Earnout Estoppel with respect to Phase II stating also that the current rent is not being subsidized and that it has accepted possession of the premises (but it need not have taken physical occupancy thereof) and that tenant finish improvements for the premises have been completed as required under its lease, or (ii) if the tenant finish improvements have not been completed, and Bombardier Inc. has paid full rent for the entire calendar year 1999 that is not subsidized by Contributors directly or indirectly (as evidenced by an estoppel certificate from Bombardier, Inc. reaffirming the lease and confirming the absence of any rent subsidy by Contributors) and Contributors have paid to MCRLP the amount necessary to complete the tenant finish improvements as required under the Bombardier, Inc. lease. If the Repayment Obligation is paid, Contributors shall have two years following the date thereof in which to re-lease the premises in accordance with the Agreement. Upon such reletting, MCRLP shall pay Contributors the Earnout Additional Consideration applicable thereto. If Bombardier, Inc. sets off any rent due for any period prior to termination of the


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Repayment Obligation, Contributors shall repay the amount of such rent to MCRLP within 30 days thereafter.

     Steve Leonard will, pursuant to a separate guaranty agreement of even date herewith, (a) guarantee payment of the Adjustment and payment of the items set forth in Section 14(a) of the Agreement and (b) guarantee the Repayment Obligation.

     3. RESERVED AMOUNT ESCROW. The amount of $3.8 Million (the "RESERVED AMOUNT") shall be held in escrow by the Title Company to pay the Reserved Items set forth on Exhibit B. Amounts shall be released from the escrow by the Title Company and paid to Contributors or their designees upon the following conditions:

          a. As to payments for completion of construction, Contributors shall present to the Title Company and MCRLP invoices and lien releases for the amount requested to be released from escrow;

          b. As to lease commissions, Contributors shall present to the Title Company and MCRLP, invoices from the applicable broker or agent;

               c.   As to other operating expenses, capital expenses or other
     non-lienable                     expenses, Contributors shall present
     invoices to the Title Company and MCRLP.

          d. In the event the tenant for whom construction and capital expenses are incurred objects to such work in writing or notifies MCRLP or the Contributors that such work is not proceeding under its lease, and the Contributors, after notice and a reasonable opportunity to cure tenant's objection, have failed to so cure, MCRLP shall be entitled to be paid funds from the Reserved Amount to complete such work to the tenant's reasonable satisfaction.

          e. Any portion of the Reserved Amount remaining in escrow following payment and completion of all items on the schedule set forth on Exhibit B and following delivery to MCRLP of the Earnout Estoppels required hereinabove, shall be paid to Contributors.

     4. PRORATED RENTS ESCROW. Due to the fact that the Closing is taking place on or about June 8, 1998, the parties have calculated a proration of base rents and operating expense pass-through payments based on the scheduled rents and payments due on the current rent roll. Contributors will not deposit any checks received by Apollo for the month of June, but, instead, shall promptly upon receipt send the original checks to MCRLP. At Closing, the parties shall calculate an amount which would have been credited to Contributors as of Closing if all of the rents for June, 1998 had been received by Apollo prior to Closing. However, Contributors shall not receive a credit on the settlement sheet, but MCRLP shall pay the amount of such proration to the Title Company as escrow agent (the "PRORATED RENTS ESCROW"). If by June 30, 1998, any of the scheduled rents for the month of June, 1998 have not been actually received by MCRLP, MCRLP may give written notice thereof to Contributors and the Title Company of the fact that such rent has not been received, along with the amount of the proration for the then delinquent tenants for which MCRLP made a deposit into the Prorated Rents Escrow. Unless the Title Company receives written objection thereto from Contributors within three days after receipt of such claim from MCRLP, the Title Company shall pay to MCRLP from the Prorated Rents Escrow an amount equal to the prorated rent credit which would have been received by Contributors at Closing applicable to the then delinquent tenants and, thereafter, if such rent for the month of June is received by MCRLP for such tenant for whom MCRLP has been reimbursed from the Prorated Rents Escrow, MCRLP shall hold the prorated amount for such tenant in trust and shall promptly pay the same to Contributors. Any portion of the Prorated Rents Escrow which is not claimed by MCRLP by July 15, 1998 as a result of any rents not received by MCRLP during the month of June, 1998 shall immediately be paid to Contributors by the Title Company.

     5. ESCROW MATTERS. All notices to the Title Company shall be made in writing and delivered by facsimile transmission to Ellie Matthew at 303-322-7603 with copies to the parties in the manner required in the Agreement. The Title Company shall only take action required hereunder if proof of copies of notice to the other party is provided by the party requesting payment and if no objection to payment is made by any other party within three business days following receipt of notice. If objection is made, the applicable funds shall be retained by the Title Company until it receives an instruction executed by the parties or a valid court order. The Title Company shall have the right to interplead any funds that are the subject of dispute into a court of lawful jurisdiction. The parties shall share equally all of the Title Company's costs and expenses (including reasonable attorneys fees) involving any matters related thereto.

     6. JOINT AND SEVERAL. The obligations of Pacifica Holding Company and Apollo Real Estate Investment Fund II, L.P. hereunder shall be joint and several as principals and not at guarantors or sureties.

     7. SERVICE CONTRACTS. The parties shall adjust and prorate for service contracts affecting the Properties following Closing.

     8. MISCELLANEOUS. Except as set forth herein, all other provisions of the Agreement shall remain in full force and effect.



                      [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties set their hands this 8th day of June, 1998.


                              PACIFICA HOLDING COMPANY LLC, a Colorado limited liability company


                              By:
                                 ---------------------------------
                                  Name:  Steve Leonard
                                  Title:    President



                              APOLLO REAL ESTATE INVESTMENT FUND II, L.P., a Delaware limited partnership

                                   By:  APOLLO REAL ESTATE ADVISORS II,  L.P.,
                                        its General Partner

                                        By:  APOLLO REAL ESTATE CAPITAL ADVISORS
                                             II, INC., its general partner

                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------



                              PACIFICA HOLDING COMPANY, a Colorado corporation


                              By:
                                 ---------------------------------
                                 Name:  Steve Leonard
                                 Title: President

                              MACK-CALI REALTY, L.P., a Delaware limited partnership

                                   By: MACK-CALI REALTY CORPORATION, a Maryland corporation, its general partner


                                   By:
                                      ---------------------------------
                                      Name:  Roger W. Thomas
                                      Title: Executive Vice President



                              MACK-CALI REALTY CORPORATION, a Maryland corporation


                              By:
                                 ---------------------------------
                                 Name:  Roger W. Thomas
                                 Title: Executive Vice President



                              APOLLO/PACIFICA, LLC, a Delaware limited liability company


                              By:
                                 ---------------------------------
                                 Name: Steve Leonard
                                 Title: Manager



                              AS TO PARAGRAPH 2:


                              ------------------------------------
                              Steve Leonard

                              AS TO PARAGRAPHS 3, 4 AND 5:
                              TITLE COMPANY - ESCROW AGENT
                              LAND TITLE GUARANTY CO.


                              By:
                                 ---------------------------------



                              APOLLO/PACIFICA TECH AT BRIARGATE, LLC, a Delaware limited liability company


                              By:
                                 ---------------------------------
                                      Steve Leonard, Manager

                                     EXHIBIT A

                                      TENANTS

1.   Sun Microsystems
2.   First Tennessee Bank National Association
3.   MultiFamily and Commercial Lending Corporation
4.   Convergent Communications, Inc.
5.   Ascend Communications, Inc.
6.   Knowledge Development Centers
7.   Bombardier (solely with respect to "Phase I" improvements)